Equinix Reports Third Quarter 2014 Results

-- Reported revenues of $620.4 million, a 3% increase over the previous quarter and a 14% increase over the same quarter last year

-- Raising 2014 annual guidance for revenues to range between $2,433.0 and $2,437.0 million and adjusted EBITDA to range between $1,110.0 and $1,114.0 million

REDWOOD CITY, Calif., Oct. 29, 2014 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly results for the quarter ended September 30, 2014. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $620.4 million for the third quarter, a 3% increase over the previous quarter and a 14% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $588.4 million for the third quarter, a 2% increase over the previous quarter and a 14% increase over the same quarter last year. Non-recurring revenues were $32.0 million for the quarter. MRR churn for the third quarter was 1.9%, a decrease from the previous quarter and lower than prior guidance.

"Equinix delivered both revenue and adjusted EBITDA above the top end of our guidance range, despite significant currency headwinds," said Steve Smith, president and CEO of Equinix. "We are very pleased with our performance, driven by strength in the core business, global expansions with key customers and accelerated momentum in cloud. The robust growth of our ecosystems generated a record 5,700 additional cross-connects this quarter, 36% higher than our previous record, and reflects an increase in interconnection activity between our cloud, content and network customers."

Cost of revenues were $304.1 million for the third quarter, a 4% increase over the previous quarter and a 13% increase from the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $107.6 million for the quarter, which we refer to as cash cost of revenues, were $196.5 million for the quarter, a 3% increase over the previous quarter and a 13% increase over the same quarter last year. Gross margins for the quarter were 51%, down from 52% for the previous quarter and up from 50% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 68%, unchanged from the previous quarter and the same quarter last year.

Selling, general and administrative expenses were $181.5 million for the third quarter, a 3% decrease over the previous quarter and a 15% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $41.4 million for the quarter, which we refer to as cash selling, general and administrative expenses, were $140.1 million for the quarter, a 1% increase over the previous quarter and a 16% increase over the same quarter last year.

Interest expense was $63.8 million for the third quarter, a 5% decrease from the previous quarter and a 3% increase over the same quarter last year. The Company recorded income tax expense of $30.6 million for the third quarter as compared to income tax expense of $12.4 million in the same quarter last year.

Net income attributable to Equinix for the third quarter was $42.8 million. This represents a basic net income per share attributable to Equinix of $0.81 and a diluted net income per share attributable to Equinix of $0.79 based on a weighted average share count of 53.1 million and 55.2 million, respectively, for the third quarter of 2014.

Income from operations was $135.1 million for the third quarter, an 8% increase from the previous quarter and a 17% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs, for the third quarter was $283.9 million, a 3% increase over the previous quarter and a 14% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the third quarter, were $156.0 million.

The Company has repurchased approximately 1.8 million shares of its common stock under the $500 million share repurchase program authorized in December 2013, at an average price of $191.95 per share, for total consideration of $346.8 million from December 5, 2013 through October 24, 2014.

In July 2014, the Company purchased Riverwood Capital L.P.'s interest in ALOG Data Centers do Brasil S.A. ("ALOG"), the approximate 10% of ALOG owned by ALOG management and vested and outstanding stock options for common shares of ALOG for cash consideration of approximately $226.3 million. As a result, the Company owns 100% of the outstanding shares of ALOG. The Company has fully consolidated ALOG's results of operations in the Company's consolidated financial statements from the time the Company acquired a controlling equity interest in ALOG in April 2011.

The Company generated cash from operating activities of $216.4 million for the third quarter as compared to $99.0 million in the previous quarter and $206.6 million for the same quarter last year. The increase in cash from operating activities for the third quarter as compared to the previous quarter was primarily attributed to decreased tax payments related to both REIT and non-REIT related obligations and cash interest payments in the third quarter as compared to the previous quarter. Cash used in investing activities was $6.3 million in the third quarter as compared to cash provided by investing activities of $91.5 million in the previous quarter and cash used in investing activities of $331.0 million in the same quarter last year, primarily attributed to the purchase of a New York IBX data center and net sales and maturities of investments. Cash used in financing activities was $256.2 million for the third quarter as compared to cash used in financing activities of $278.9 million in the previous quarter and cash used in financing activities of $1.2 million in the same quarter last year.

As of September 30, 2014, the Company's cash, cash equivalents and investments were $501.1 million, as compared to $1,030.1 million as of December 31, 2013.

In October 2014, the Company's Board of Directors declared a special distribution of $416.0 million, or approximately $7.57 per share based on the number of shares outstanding on the declaration date (the "2014 Special Distribution"), to its common stockholders in connection with the Company's plan to convert to a real estate investment trust ("REIT"). The 2014 Special Distribution is payable on November 25, 2014 to the Company's common stockholders of record as of the close of business on October 27, 2014. Common stockholders can elect to receive payment of the 2014 Special Distribution in the form of stock or cash, with the total cash payment to all stockholders limited to no more than 20% of the total distribution.

Business Outlook

For the fourth quarter of 2014, the Company expects revenues to range between $627.0 and $631.0 million, which includes a negative foreign currency impact of approximately $11.0 million compared to the rates used from the Company's prior guidance. Cash gross margins are expected to approximate 68% to 69%. Cash selling, general and administrative expenses are expected to approximate $139.0 million. Adjusted EBITDA is expected to range between $291.0 and $295.0 million, which includes $6.0 million in professional fees and costs primarily related to the REIT conversion and a negative foreign currency impact of approximately $5.0 million compared to the rates used from the Company's prior guidance. Capital expenditures are expected to range between $210.0 and $230.0 million, comprised of approximately $35.0 million of recurring capital expenditures and $175.0 to $195.0 million of expansion capital expenditures.

For the full year of 2014, total revenues are expected to range between $2,433.0 and $2,437.0 million, or an as-reported 13% year over year growth rate, which includes a negative foreign currency impact of approximately $15.0 million compared to the rates used from the Company's prior guidance. Total year cash gross margins are expected to approximate 68% to 69%. Cash selling, general and administrative expenses are expected to approximate $553.0 million. Adjusted EBITDA for the year is expected to range between $1,110.0 and $1,114.0 million, which includes a negative foreign currency impact of approximately $8.0 million compared to the rates used from our prior guidance, and includes $32.0 million in professional fees and costs primarily related to the REIT conversion. Capital expenditures for 2014 are expected to range between $630.0 and $650.0 million, comprised of approximately $110.0 million of recurring capital expenditures and $520.0 to $540.0 million of expansion capital expenditures.

The U.S. dollar exchange rates used for 2014 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.32 to the Euro, $1.63 to the Pound, S$1.28 to the U.S. dollar and R$2.43 to the U.S. dollar. The 2014 global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 15%, 9%, 7% and 4%, respectively.

Company Metrics and Q3 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, October 29, 2014, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available over the internet at Equinix.com under the Investor Relations heading. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call, as well as the Company's Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, October 29, 2014, at 7:30 p.m. ET through Friday, January 30, 2015, by dialing 1-402-220-0203 and referencing the passcode (2014). In addition, the webcast will be available on the Investors section of the Company's website over the same time period. No password is required for the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,500 companies directly to their customers and partners inside the world's most networked data centers. Today, businesses leverage the Equinix interconnection platform in 32 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Recurring revenues	$ 588,437	$574,158	$ 515,566	$ 1,712,298	$ 1,511,902
Non-recurring revenues	32,004	31,003	27,518	93,357	76,187
Revenues	620,441	605,161	543,084	1,805,655	1,588,089

Cost of revenues	304,052	292,859	268,960	884,436	794,660
Gross profit	316,389	312,302	274,124	921,219	793,429

Operating expenses:
Sales and marketing	72,185	75,254	61,619	214,867	179,373
General and administrative	109,354	111,675	96,874	324,332	276,324
Restructuring charges	-	-	-	-	(4,837)
Acquisition costs	(281)	676	438	580	6,626
Total operating expenses	181,258	187,605	158,931	539,779	457,486

Income from operations	135,131	124,697	115,193	381,440	335,943

Interest and other income (expense):
Interest income	356	744	929	2,534	2,593
Interest expense	(63,756)	(66,874)	(61,957)	(199,450)	(183,289)
Loss on debt extinguishment	-	(51,183)	-	(51,183)	(93,602)
Other income	1,811	681	985	3,170	3,294
Total interest and other, net	(61,589)	(116,632)	(60,043)	(244,929)	(271,004)

Income before income taxes	73,542	8,065	55,150	136,511	64,939

Income tax benefit (expense)	(30,581)	2,014	(12,397)	(42,134)	(14,189)

Net income	42,961	10,079	42,753	94,377	50,750

Net (income) loss attributable to redeemable non-controlling interests	(120)	1,249	(282)	1,179	(1,252)

Net income attributable to Equinix	$ 42,841	$ 11,328	$ 42,471	$ 95,556	$ 49,498

Net income per share attributable to Equinix:

Basic net income per share (1)	$ 0.81	$ 0.22	$ 0.86	$ 1.86	$ 1.00

Diluted net income per share (1)	$ 0.79	$ 0.22	$ 0.83	$ 1.84	$ 0.99

Shares used in computing basic net income per share	53,137	51,332	49,555	51,369	49,325

Shares used in computing diluted net income per share	55,238	51,652	53,581	54,502	50,050

(1)	The net income attributable to Equinix used in the computation of basic and diluted net income per share attributed to Equinix is presented below:

Net income	$ 42,961	$ 10,079	$ 42,753	$ 94,377	$ 50,750
Net (income) loss attributable to non-controlling interests	(120)	1,249	(282)	1,179	(1,252)
Net income attributable to Equinix, basic	42,841	11,328	42,471	95,556	49,498
Interest on convertible debt	885	-	1,865	4,862	-
Net income attributable to Equinix, diluted	$ 43,726	$ 11,328	$ 44,336	$ 100,418	$ 49,498

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Net income	$ 42,961	$10,079	$ 42,753	$ 94,377	$ 50,750

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(144,993)	23,081	78,113	(106,942)	(25,107)
Unrealized gain (loss) on available for sale securities	(1,179)	(74)	438	(414)	78
Unrealized gain on cash flow hedges	4,510	54	-	4,764	-
Other comprehensive income (loss), net of tax:	(141,662)	23,061	78,551	(102,592)	(25,029)

Comprehensive income (loss), net of tax	(98,701)	33,140	121,304	(8,215)	25,721

Net (income) loss attributable to redeemable non-controlling interests	(120)	1,249	(282)	1,179	(1,252)
Other comprehensive (income) loss attributable to redeemable non-controlling interests	(18,304)	(750)	(200)	(21,121)	4,340

Comprehensive income (loss) attributable to Equinix, net of tax	$ (117,125)	$33,639	$ 120,822	$ (28,157)	$ 28,809

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	September 30,	December 31,
	2014	2013

Cash and cash equivalents	$ 354,181	$ 261,894
Short-term investments	130,859	369,808
Accounts receivable, net	275,264	184,840
Other current assets	97,407	72,118
Total current assets	857,711	888,660
Long-term investments	16,075	398,390
Property, plant and equipment, net	4,983,376	4,591,650
Goodwill	1,024,555	1,042,153
Intangible assets, net	157,475	184,182
Other assets	422,808	387,324
Total assets	$ 7,462,000	$ 7,492,359

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 303,669	$ 263,223
Accrued property and equipment	138,956	64,601
Current portion of capital lease and other financing obligations	20,132	17,214
Current portion of mortgage and loans payable	57,767	53,508
Other current liabilities	147,676	147,958
Total current liabilities	668,200	546,504
Capital lease and other financing obligations, less current portion	1,172,356	914,032
Mortgage and loans payable, less current portion	160,643	199,700
Senior notes	2,250,000	2,250,000
Convertible debt	322,757	724,202
Other liabilities	290,364	274,955
Total liabilities	4,864,320	4,909,393

Redeemable non-controlling interests	-	123,902

Common stock	54	50
Additional paid-in capital	2,870,752	2,693,887
Treasury stock	(94,759)	(84,663)
Accumulated other comprehensive loss	(237,480)	(113,767)
Retained earnings (accumulated deficit)	59,113	(36,443)
Total stockholders' equity	2,597,680	2,459,064

Total liabilities, redeemable non-controlling interests
and stockholders' equity	$ 7,462,000	$ 7,492,359

Ending headcount by geographic region is as follows:

Americas headcount	2,111	1,984
EMEA headcount	983	899
Asia-Pacific headcount	696	617
Total headcount	3,790	3,500

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	September 30,	December 31,
	2014	2013

Capital lease and other financing obligations	$ 1,192,488	$ 931,246

U.S. term loan	110,000	140,000
ALOG financings	59,317	67,882
Mortgage payable	39,052	43,497
Other loans payable	10,041	1,829
Total mortgage and loans payable	218,410	253,208

Senior notes	2,250,000	2,250,000

Convertible debt, net of debt discount	322,757	724,202
Plus: debt discount	13,905	45,508
Total convertible debt principal	336,662	769,710

Total debt outstanding	$ 3,997,560	$ 4,204,164

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$ 42,961	$ 10,079	$ 42,753	$ 94,377	$ 50,750
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, amortization and accretion	121,349	116,074	105,534	351,033	324,326
Stock-based compensation	27,662	33,830	27,280	86,473	75,310
Debt issuance costs and debt discount	3,714	4,717	5,965	14,840	17,602
Loss on debt extinguishment	-	51,183	-	51,183	93,602
Restructuring charges	-	-	-	-	(4,837)
Excess tax benefits from employee equity awards	(5,825)	(1,614)	(4,951)	(17,457)	(27,372)
Other reconciling items	5,957	7,455	4,595	18,704	11,629
Changes in operating assets and liabilities:
Accounts receivable	(50,889)	(24,510)	3,469	(104,394)	(40,292)
Income taxes, net	23,340	(76,764)	3,989	(69,173)	(71,567)
Accounts payable and accrued expenses	34,778	(23,002)	17,003	20,606	17,399
Other assets and liabilities	13,394	1,516	925	40,931	(8,648)
Net cash provided by operating activities	216,441	98,964	206,562	487,123	437,902
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	148,789	250,737	(89,219)	621,180	(497,777)
Purchase of New York IBX data center	-	-	(70,481)	-	(73,441)
Purchase of Asia Tone, less cash acquired	-	-	862	-	755
Purchases of real estate	-	-	(2,244)	(16,791)	(2,244)
Purchases of other property, plant and equipment	(156,003)	(159,816)	(171,035)	(421,726)	(369,565)
Other investing activities	898	582	1,159	1,409	6,321
Net cash provided by (used in) investing activities	(6,316)	91,503	(330,958)	184,072	(935,951)
Cash flows from financing activities:
Purchases of treasury stock	(42,575)	(208,263)	-	(297,958)	-
Proceeds from employee equity awards	12,362	1,434	12,202	28,183	28,082
Purchase of redeemable non-controlling interests	(226,276)	-	-	(226,276)	-
Proceeds from senior notes	-	-	-	-	1,500,000
Repayment of capital lease and other financing obligations	(3,857)	(5,033)	(4,553)	(13,140)	(12,226)
Repayment of mortgage and loans payable	(10,416)	(16,777)	(10,113)	(37,510)	(42,304)
Repayment of senior notes	-	-	-	-	(750,000)
Repayment of convertible debt	-	(29,479)	-	(29,479)	-
Debt extinguishment costs	-	(22,552)	(3,750)	(22,552)	(84,675)
Debt issuance costs	-	-	(1,649)	-	(22,435)
Excess tax benefits from employee equity awards	5,825	1,614	4,951	17,457	27,372
Other financing activities	8,698	128	1,734	8,826	1,734
Net cash provided by (used in) financing activities	(256,239)	(278,928)	(1,178)	(572,449)	645,548
Effect of foreign currency exchange rates on cash and cash equivalents	(8,039)	1,621	7,820	(6,459)	30
Net increase (decrease) in cash and cash equivalents	(54,153)	(86,840)	(117,754)	92,287	147,529
Cash and cash equivalents at beginning of period	408,334	495,174	517,496	261,894	252,213
Cash and cash equivalents at end of period	$ 354,181	$408,334	$ 399,742	$ 354,181	$ 399,742

Supplemental cash flow information:
Cash paid for taxes	$ 5,506	$ 75,371	$ 9,882	$ 110,790	$ 86,736
Cash paid for interest	$ 45,833	$ 79,517	$ 39,037	$ 167,735	$ 135,317

Free cash flow (1)	$ 61,336	$ (60,270)	$ (35,177)	$ 50,015	$ (272)

Adjusted free cash flow (2)	$ 74,812	$ 12,119	$ 50,855	$ 190,306	$ 174,225

Ongoing capital expenditures (3)	$ 45,549	$ 63,581	$ 41,064	$ 154,044	$ 115,271

Discretionary free cash flow (4)	$ 170,892	$ 35,383	$ 165,498	$ 333,079	$ 322,631

Adjusted discretionary free cash flow (5)	$ 184,368	$107,772	$ 179,667	$ 456,579	$ 422,198

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 216,441	$ 98,964	$ 206,562	$ 487,123	$ 437,902
Net cash provided by (used in) investing activities as presented above	(6,316)	91,503	(330,958)	184,072	(935,951)
Purchases, sales and maturities of investments, net	(148,789)	(250,737)	89,219	(621,180)	497,777
Free cash flow (negative free cash flow)	$ 61,336	$ (60,270)	$ (35,177)	$ 50,015	$ (272)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned conversion into a real estate investment trust ("REIT") and costs related to the planned REIT conversion, as presented below:

Free cash flow (as defined above)	$ 61,336	$ (60,270)	$ (35,177)	$ 50,015	$ (272)
Less purchase of New York IBX data center	-	-	70,481	-	73,441
Less purchase of Asia Tone, less cash acquired	-	-	(862)	-	(755)
Less purchase of real estate	-	-	2,244	16,791	2,244
Less excess tax benefits from employee equity awards	5,825	1,614	4,951	17,457	27,372
Less cash paid for taxes resulting from the planned REIT conversion	978	61,873	805	80,678	58,109
Less costs related to the planned REIT conversion	6,673	8,902	8,413	25,365	14,086
Adjusted free cash flow	$ 74,812	$ 12,119	$ 50,855	$ 190,306	$ 174,225

We categorize our cash paid for taxes into cash paid for taxes resulting from the planned REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the planned REIT conversion	$ 978	$ 61,873	$ 805	$ 80,678	$ 58,109
Other cash taxes paid	4,528	13,498	9,077	30,112	28,627
Total cash paid for taxes	$ 5,506	$ 75,371	$ 9,882	$ 110,790	$ 86,736

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex).  We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$ 45,549	$ 63,581	$ 41,064	$ 154,044	$ 115,271
Expansion capital expenditures	110,454	96,235	129,971	267,682	254,294
Total capital expenditures	$ 156,003	$159,816	$ 171,035	$ 421,726	$ 369,565

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities, as presented above	$ 216,441	$ 98,964	$ 206,562	$ 487,123	$ 437,902
Less ongoing capital expenditures	(45,549)	(63,581)	(41,064)	(154,044)	(115,271)
Discretionary free cash flow	$ 170,892	$ 35,383	$ 165,498	$ 333,079	$ 322,631

(5)

We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above), excluding any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned REIT conversion and costs related to the planned REIT conversion, as presented below:

Discretionary free cash flow (as defined above)	$ 170,892	$ 35,383	$ 165,498	$ 333,079	$ 322,631
Excess tax benefits from employee equity awards	5,825	1,614	4,951	17,457	27,372
Cash paid for taxes resulting from the planned REIT conversion	978	61,873	805	80,678	58,109
Costs related to the planned REIT conversion	6,673	8,902	8,413	25,365	14,086
Adjusted discretionary free cash flow	$ 184,368	$107,772	$ 179,667	$ 456,579	$ 422,198

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2014	2014	2013	2014	2013

Recurring revenues		$ 588,437	$574,158	$ 515,566	$ 1,712,298	$ 1,511,902
Non-recurring revenues		32,004	31,003	27,518	93,357	76,187
	Revenues (1)	620,441	605,161	543,084	1,805,655	1,588,089

Cash cost of revenues (2)		196,458	190,901	174,111	571,607	504,542
	Cash gross profit (3)	423,983	414,260	368,973	1,234,048	1,083,547

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	58,434	58,785	48,172	173,018	140,882
	Cash general and administrative expenses (6)	81,688	80,198	72,356	241,504	205,297
	Total cash operating expenses (7)	140,122	138,983	120,528	414,522	346,179

Adjusted EBITDA (8)		$ 283,861	$275,277	$ 248,445	$ 819,526	$ 737,368

Cash gross margins (9)		68%	68%	68%	68%	68%

Adjusted EBITDA margins (10)		46%	45%	46%	45%	46%

Adjusted EBITDA flow-through rate (11)		56%	59%	3%	35%	40%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 244,979	$242,873	$ 230,583	$ 724,466	$ 680,158
	Interconnection	69,512	66,451	61,984	200,265	179,990
	Managed infrastructure	15,214	14,885	12,905	43,211	39,619
	Rental	978	943	818	2,873	1,723
	Recurring revenues	330,683	325,152	306,290	970,815	901,490
	Non-recurring revenues	16,729	17,104	13,123	48,886	37,183
	Revenues	347,412	342,256	319,413	1,019,701	938,673

	EMEA Revenues:

	Colocation	130,873	127,132	108,906	380,181	313,354
	Interconnection	13,163	12,329	9,233	36,858	26,468
	Managed infrastructure	7,179	7,434	6,215	21,478	16,198
	Rental	1,588	1,730	116	5,036	374
	Recurring revenues	152,803	148,625	124,470	443,553	356,394
	Non-recurring revenues	8,777	8,537	8,784	26,619	23,838
	Revenues	161,580	157,162	133,254	470,172	380,232

	Asia-Pacific Revenues:

	Colocation	86,613	82,655	69,080	245,101	207,975
	Interconnection	12,973	12,189	10,433	36,520	29,536
	Managed infrastructure	5,364	5,537	5,293	16,308	16,507
	Recurring revenues	104,951	100,381	84,806	297,930	254,018
	Non-recurring revenues	6,498	5,362	5,611	17,852	15,166
	Revenues	111,449	105,743	90,417	315,782	269,184

	Worldwide Revenues:

	Colocation	462,465	452,660	408,569	1,349,748	1,201,487
	Interconnection	95,648	90,969	81,650	273,643	235,994
	Managed infrastructure	27,757	27,856	24,413	80,997	72,324
	Rental	2,566	2,673	934	7,909	2,097
	Recurring revenues	588,437	574,158	515,566	1,712,298	1,511,902
	Non-recurring revenues	32,004	31,003	27,518	93,357	76,187
	Revenues	$ 620,441	$605,161	$ 543,084	$ 1,805,655	$ 1,588,089

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 304,052	$292,859	$ 268,960	$ 884,436	$ 794,660
	Depreciation, amortization and accretion expense	(105,449)	(99,730)	(92,579)	(306,586)	(284,452)
	Stock-based compensation expense	(2,145)	(2,228)	(2,270)	(6,243)	(5,666)
	Cash cost of revenues	$ 196,458	$190,901	$ 174,111	$ 571,607	$ 504,542

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 97,775	$ 94,684	$ 92,882	$ 283,496	$ 270,496
	EMEA cash cost of revenues	59,593	58,727	47,924	176,436	138,857
	Asia-Pacific cash cost of revenues	39,090	37,490	33,305	111,675	95,189
	Cash cost of revenues	$ 196,458	$190,901	$ 174,111	$ 571,607	$ 504,542

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 72,185	$ 75,254	$ 61,619	$ 214,867	$ 179,373
	Depreciation and amortization expense	(6,495)	(8,526)	(6,197)	(19,650)	(18,695)
	Stock-based compensation expense	(7,256)	(7,943)	(7,250)	(22,199)	(19,796)
	Cash sales and marketing expenses	$ 58,434	$ 58,785	$ 48,172	$ 173,018	$ 140,882

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 109,354	$111,675	$ 96,874	$ 324,332	$ 276,324
	Depreciation and amortization expense	(9,405)	(7,818)	(6,758)	(24,797)	(21,179)
	Stock-based compensation expense	(18,261)	(23,659)	(17,760)	(58,031)	(49,848)
	Cash general and administrative expenses	$ 81,688	$ 80,198	$ 72,356	$ 241,504	$ 205,297

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 58,434	$ 58,785	$ 48,172	$ 173,018	$ 140,882
	Cash general and administrative expenses	81,688	80,198	72,356	241,504	205,297
	Cash SG&A	$ 140,122	$138,983	$ 120,528	$ 414,522	$ 346,179

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 89,562	$ 89,447	$ 76,227	$ 268,442	$ 219,065
	EMEA cash SG&A	32,201	33,084	28,191	95,394	84,818
	Asia-Pacific cash SG&A	18,359	16,452	16,110	50,686	42,296
	Cash SG&A	$ 140,122	$138,983	$ 120,528	$ 414,522	$ 346,179

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-based compensation expense and acquisition costs as presented below:

	Income from operations	$ 135,131	$124,697	$ 115,193	$ 381,440	$ 335,943
	Depreciation, amortization and accretion expense	121,349	116,074	105,534	351,033	324,326
	Stock-based compensation expense	27,662	33,830	27,280	86,473	75,310
	Acquisition costs	(281)	676	438	580	6,626
	Adjusted EBITDA	$ 283,861	$275,277	$ 248,445	$ 819,526	$ 737,368

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$ 72,614	$ 67,739	$ 70,691	$ 212,088	$ 203,743
	Americas depreciation, amortization and accretion expense	66,594	62,481	58,939	188,008	187,384
	Americas stock-based compensation expense	21,148	27,177	20,591	67,118	57,203
	Americas acquisition costs	(281)	728	83	549	5,619
	Americas adjusted EBITDA	160,075	158,125	150,304	467,763	449,112

	EMEA income from operations	38,848	34,067	28,685	102,818	75,034
	EMEA depreciation, amortization and accretion expense	27,650	27,901	24,503	85,453	70,998
	EMEA stock-based compensation expense	3,288	3,385	3,596	9,990	9,699
	EMEA acquisition costs	-	(2)	355	81	826
	EMEA adjusted EBITDA	69,786	65,351	57,139	198,342	156,557

	Asia-Pacific income from operations	23,669	22,891	15,817	66,534	57,166
	Asia-Pacific depreciation, amortization and accretion expense	27,105	25,692	22,092	77,572	65,944
	Asia-Pacific stock-based compensation expense	3,226	3,268	3,093	9,365	8,408
	Asia-Pacific acquisition costs	-	(50)	-	(50)	181
	Asia-Pacific adjusted EBITDA	54,000	51,801	41,002	153,421	131,699

	Adjusted EBITDA	$ 283,861	$275,277	$ 248,445	$ 819,526	$ 737,368

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	71%	72%	71%

	EMEA cash gross margins	63%	63%	64%	62%	63%

	Asia-Pacific cash gross margins	65%	65%	63%	65%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	46%	47%	46%	48%

	EMEA adjusted EBITDA margins	43%	42%	43%	42%	41%

	Asia-Pacific adjusted EBITDA margins	48%	49%	45%	49%	49%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 283,861	$275,277	$ 248,445	$ 819,526	$ 737,368
	Less adjusted EBITDA - prior period	(275,277)	(260,388)	(248,035)	(760,010)	(681,122)
	Adjusted EBITDA growth	$ 8,584	$ 14,889	$ 410	$ 59,516	$ 56,246

	Revenues - current period	$ 620,441	$605,161	$ 543,084	$ 1,805,655	$ 1,588,089
	Less revenues - prior period	(605,161)	(580,053)	(528,871)	(1,636,632)	(1,446,424)
	Revenue growth	$ 15,280	$ 25,108	$ 14,213	$ 169,023	$ 141,665

	Adjusted EBITDA flow-through rate	56%	59%	3%	35%	40%

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CONTACT: Investor Relations, Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, or Media Contact, Liam Rose, Equinix, Inc., (650) 598-6590, lrose@equinix.com, or Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com